PROSPECTUS Dated June 11, 2002                     Pricing Supplement No. 46 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-83616
Dated June 11, 2002                                          Dated May 22, 2003
                                                                 Rule 424(b)(3)

                                  $130,250,000

                                 Morgan Stanley

                       GLOBAL MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes
                             ---------------------
                             PLUS due June 30, 2004
         Mandatorily Exchangeable for an Amount Payable in U.S. Dollars
                   Based on the Value of the S&P 500(R) Index
                  Performance Leveraged Upside Securities(SM)
                                  ("PLUS(SM)")

Unlike ordinary debt securities, the PLUS do not pay interest and do not guarantee any return of principal at maturity. Instead, at maturity you will receive for each $10 principal amount of PLUS that you hold an amount in cash based upon the value of the S&P 500(R) Index. If the final value of the S&P 500 Index is greater than the initial value of the S&P 500 Index, you will receive a payment based on 300% of the percent increase in the value of the S&P 500 Index, subject to a maximum total payment at maturity equal to $11.50, or 115% of the issue price. If the final value of the S&P 500 Index is less than the initial value of the S&P 500 Index, you will receive for each $10 principal amount of PLUS that you hold a payment that is less than the $10 issue price of each PLUS by an amount proportionate to the decrease in the value of the S&P 500 Index.

o    The principal amount and issue price of each PLUS is $10.

o    We will not pay interest on the PLUS.

o At maturity, if the final index value is greater than the initial index value, you will receive for each $10 principal amount of PLUS that you hold a payment equal to $10 plus the leveraged upside payment, which is equal to $10 multiplied by 300% of the percent increase in the value of the S&P 500 Index, subject to a maximum total payment at maturity equal to $11.50, or 115% of the issue price. If the final index value is less than or equal to the initial index value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to $10 multiplied by the index performance factor, which will be less than or equal to 1.0.

     o The percent increase in the value of the S&P 500 Index will be equal to (i) the final index value minus the initial index value divided by
          (ii) the initial index value.

     o The index performance factor will be equal to (i) the final index value divided by (ii) the initial index value.

     o The initial index value is 931.87, the closing value of the S&P 500 Index on May 22, 2003, the day we offered the PLUS for initial sale to the public.

     o The final index value will be the closing value of the S&P 500 Index on June 25, 2004.

o Investing in the PLUS is not equivalent to investing in the S&P 500 Index or its component stocks.

o The PLUS have been approved for listing on the American Stock Exchange LLC, subject to official notice of issuance. The AMEX listing symbol for the PLUS is "MPL."

You should read the more detailed description of the PLUS in this pricing supplement. In particular, you should review and understand the descriptions in"Summary of Pricing Supplement" and "Description of PLUS."

The PLUS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-6.

                             ---------------------

                               PRICE $10 PER PLUS

                             ---------------------


                                          Price to       Agent's     Proceeds to
                                           Public      Commissions     Company
                                         ----------    -----------   -----------

Per PLUS..............................      $10           $.20         $9.80
Total.................................  $130,250,000   $2,605,000   $127,645,000

If you purchase at least 50,000 PLUS in any single transaction and you comply with the holding period requirement described under "Supplemental Information Concerning Plan of Distribution" in this pricing supplement, the price will be $9.95 per PLUS (99.5% of the issue price). In that case, the Agent's commissions will be $.15 per PLUS.

                                 MORGAN STANLEY

     For a description of certain restrictions on offers, sales and deliveries of the PLUS and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus and other offering material related to the PLUS, see "Supplemental Information Concerning Plan of Distribution" below.

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the PLUS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the PLUS in any jurisdiction, other than the United States, where action for that purpose is required. This pricing supplement and the accompanying prospectus supplement and prospectus may not be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The PLUS may not be offered or sold to the public in Brazil. Accordingly, the offering of the PLUS has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The PLUS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The PLUS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to PLUS which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The PLUS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS may not be circulated or distributed, nor may the PLUS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the PLUS to the public in Singapore.

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the PLUS we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The PLUS offered are medium-term debt securities of Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.). The return on the PLUS at maturity is based on the value of the S&P 500 Index.

     "Performance Leveraged Upside Securities" and "PLUS" are our service marks. "Standard and Poor's(R)," "S&P(R)" and "S&P 500(R)" are trademarks of Standard & Poor's Corporation and have been licensed for use by Morgan Stanley.

Each PLUS costs $10           We, Morgan Stanley, are offering Performance
                              Leveraged Upside Securities(SM) due June 30,
                              2004, Mandatorily Exchangeable for an Amount
                              Payable in U.S. Dollars Based on the Value of the S&P 500(R)Index, which we refer to as the PLUS(SM). The principal amount and issue price of each PLUS is $10.

No guaranteed return          Unlike ordinary debt securities, the PLUS do not
of principal; no interest     pay interest and do not guarantee any return of
                              principal at maturity. If the closing value of the S&P 500 Index on June 25, 2004, which we refer to as the final index value, is less than 931.87, the closing value of the S&P 500 Index on May 22, 2003, the day we offered the PLUS for initial sale to the public, which we refer to as the initial index value, we will pay to you an amount in cash per PLUS that is less than the $10 issue price of each PLUS by an amount proportionate to the decrease in the value of the S&P 500 Index.

Payment at maturity           At maturity, you will receive for each $10
based on the S&P 500          principal amount of PLUS that you hold an amount
Index                         in cash based upon the value of the S&P 500
                              Index, determined as follows:


                              o If the final index value is greater than the initial index value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to:

                                   $10   +   leveraged upside payment,

                                   subject to a maximum total payment at
                                   maturity equal to $11.50, or 115% of the issue price,

                                   where,

                                      leveraged upside payment  =  ($10  x  300%  x  index percent increase)

                                   and

                                                                 final index value - initial index value
                                      index percent increase  =  ---------------------------------------
                                                                          initial index value

                              o If the final index value is less than or equal to the initial index value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to:

                                      $10  x  index performance factor

                                   where,

                                                                   final index value
                                      index performance factor  = -------------------
                                                                  initial index value

                                  Because the index performance factor will be less than or equal to 1.0, this payment will be less than or equal to $10.

                              On PS-5, we have provided a graph titled
                              "Hypothetical Payouts on the PLUS at Maturity," which illustrates the performance of the PLUS at maturity assuming a variety of hypothetical final index values. The graph does not show every situation that may occur.

                              You can review the historical values of the S&P 500 Index in the section of this pricing supplement called "Description of PLUS--Historical Information." The payment of dividends on the stocks that underlie the S&P 500 Index is not reflected in the level of the S&P 500 Index and, therefore, has no effect on the calculation of the payment at maturity.

                              If a market disruption event occurs on June 25, 2004, the date the final index value is to be determined, the maturity date of the PLUS may be postponed. See the section of this pricing supplement called "Description of PLUS--Maturity Date."

                              Investing in the PLUS is not equivalent to investing in the S&P 500 Index or its component stocks.

Your return on the PLUS is    The return investors realize on the PLUS is
limited by the maximum        limited by the maximum payment at maturity. The
payment at maturity           maximum payment at maturity of each PLUS is
                              $11.50, or 115% of the issue price. Because you will not receive more than the maximum payment at maturity, the effect of the leveraged upside payment will be reduced as the index value exceeds 105% of the initial index value. See
                              "Hypothetical Payouts on the PLUS at Maturity" on PS-5.

MS & Co. will be the          We have appointed our affiliate, Morgan Stanley &
Calculation Agent             Co. Incorporated, which we refer to as MS & Co.,
                              to act as calculation agent for JPMorgan Chase
                              Bank, the trustee for our senior notes. As calculation agent, MS & Co. will determine the payment that you will receive at maturity.

Where you can find more       The PLUS are senior notes issued as part of our
information on the PLUS       Series C medium-term note program. You can find a
                              general description of our Series C medium-term note program in the accompanying prospectus supplement dated June 11, 2002. We describe the basic features of this type of note in the sections of the prospectus supplement called
                              "Description of Notes--Fixed Rate Notes" and
                              "--Exchangeable Notes."

                              For a detailed description of the terms of the PLUS, you should read the section of this pricing supplement called "Description of PLUS." You should also read about some of the risks involved in investing in PLUS in the section of this pricing supplement called "Risk Factors." The tax and accounting treatment of investments in equity-linked notes such as the PLUS may differ from that of investments in ordinary debt securities or common stock. See the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the PLUS.

How to reach us               You may contact your local Morgan Stanley branch
                              office or our principal executive offices at 1585
                              Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                  HYPOTHETICAL PAYOUTS ON THE PLUS AT MATURITY

     For each PLUS, the following graph illustrates the payout on the PLUS at maturity for a range of hypothetical final index values. The PLUS Zone illustrates the leveraging effect of the payment of the leveraged upside payment taking into account the maximum payment at maturity. The chart is based on the following terms:

     o    Issue Price per PLUS: $10.00

     o    Initial Index Value: 931.87

     o    Maximum Payment at Maturity: $11.50 (115% of the Issue Price)

     Where the final index value is greater than the initial index value, the payouts on the PLUS at maturity reflected in the graph below are equal to $10 plus the leveraged upside payment, subject to the maximum payment at maturity. Where the final index value is less than or equal to the initial index value, the payouts on the PLUS at maturity reflected in the graph below are equal to $10 multiplied by the index performance factor.

     Because you will not receive more than the maximum payment at maturity, you will realize the maximum leveraged upside payment at an index value of 105% of the initial index value, or 978.46 in the example below. In addition, you will not share in the performance of the index at index values above 115% of the initial index value, or 1071.65 in the example below.


                               [GRAPHIC OMITTED]

                                  RISK FACTORS

     The PLUS are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, the PLUS do not pay interest or guarantee any return of principal at maturity. The payment at maturity is linked to the performance of the S&P 500 Index, subject to a maximum payment at maturity. To the extent that the closing value of the S&P 500 Index on June 25, 2004 is less than the closing value of the S&P 500 Index on May 22, 2003, the day we offered the PLUS for initial sale to the public, investors will receive a payment at maturity that is less than the issue price of each PLUS by an amount proportionate to the decrease in the value of the S&P 500 Index. Investing in the PLUS is not equivalent to investing directly in the S&P 500 Index or its component stocks. The return investors realize on the PLUS is limited by the maximum payment at maturity. This section describes the most significant risks relating to the PLUS. You should carefully consider whether the PLUS are suited to your particular circumstances before you decide to purchase them.

PLUS do not pay interest      The terms of the PLUS differ from those of
or guarantee return of        ordinary debt securities in that we will not pay
principal                     you interest on the PLUS or guarantee to pay you
                              the principal amount of the PLUS at maturity.
                              Instead, at maturity you will receive for each $10 principal amount of PLUS that you hold an amount in cash based upon the value of the S&P
                              500 Index. If the final index value is greater than the initial index value, you will receive an amount in cash equal to $10 plus the leveraged upside payment, subject to a maximum total payment at maturity equal to $11.50, or 115% of the issue price. If the final index value is less than the initial index value, you will receive an amount in cash that is less than the issue price of each PLUS by an amount proportionate to the decrease in the value of the S&P 500 Index. See
                              "Hypothetical Payouts on the PLUS at Maturity" on PS-5.

Your appreciation             The appreciation potential of the PLUS is limited
potential is limited          by the maximum payment at maturity of $11.50 per
                              PLUS, or 115% of the issue price. As a result, you will not share in any appreciation of the S&P
                              500 Index above 115% of the value of the S&P 500
                              Index on May 22, 2003, the day we offered the PLUS for initial sale to the public. In addition, because you will not receive more than the maximum payment at maturity, the effect of the leveraged upside payment will be reduced as the index value exceeds 105% of the initial index value. See "Hypothetical Payouts on the PLUS at Maturity" on PS-5.

Secondary trading             There may be little or no secondary market for
may be limited                the PLUS. Although the PLUS have been approved
                              for listing on the American Stock Exchange LLC, which we refer to as the AMEX, it is not possible to predict whether the PLUS will trade in the secondary market. Even if there is a secondary market, it may not provide significant liquidity.
                              MS & Co. currently intends to act as a market maker for the PLUS but is not required to do so.

Market price of the           Several factors, many of which are beyond our
PLUS may be influenced        control, will influence the value of the PLUS. We
by many unpredictable         expect that generally the value of the S&P 500
factors                       Index on any day will affect the value of the
                              PLUS more than any other single factor. However, because the PLUS may pay a leveraged upside payment and because the PLUS are subject to a maximum payment at maturity, the PLUS will trade differently from the S&P 500 Index. Other factors that may influence the value of the PLUS include:

                                 o    the volatility (frequency and magnitude
                                      of changes in value) of the S&P 500
                                      Index

                                 o    the dividend rate on the stocks
                                      underlying the S&P 500 Index

                                 o    geopolitical conditions and economic,
                                      financial, political, regulatory or
                                      judicial events that affect the stocks
                                      underlying the S&P 500 Index or stock
                                      markets generally and which may affect
                                      the value of the S&P 500 Index

                                 o    interest and yield rates in the market

                                 o    the time remaining until the PLUS mature

                                 o    our creditworthiness

                              Some or all of these factors will influence the price you will receive if you sell your PLUS prior to maturity. For example, you may have to sell your PLUS at a substantial discount from the principal amount if the value of the S&P 500 Index is at or below the closing value of the S&P 500 Index on May 22, 2003, the day we offered the PLUS for initial sale to the public.

                              You cannot predict the future performance of the S&P 500 Index based on its historical performance. The value of the S&P 500 Index may decrease so that you will receive at maturity a payment that is less than the principal amount of the PLUS by an amount proportionate to the decrease in the value of the S&P 500 Index. There can also be no assurance that the value of the S&P 500 Index will increase so that you will receive at maturity more than the principal amount of the PLUS or that the value of the S&P 500 Index will not increase beyond 115% of the initial index value. You will no longer share in the performance of the S&P 500 Index at index values above 115% of the initial index value.

Adjustments to the S&P 500    Standard & Poor's Corporation, or S&P(R), is
Index could adversely affect  responsible for calculating and maintaining the
the value of the PLUS         S&P 500 Index. You should not conclude that the
                              inclusion of a stock in the S&P 500 Index is an investment recommendation by us of that stock.
                              S&P can add, delete or substitute the stocks underlying the S&P 500 Index or make other methodological changes that could change the value of the S&P 500 Index. S&P may discontinue or suspend calculation or dissemination of the S&P 500 Index. Any of these actions could adversely affect the value of the PLUS.

                              S&P may discontinue or suspend calculation or publication of the S&P 500 Index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued S&P 500 Index. MS & Co. could have an economic interest that is different than that of investors in the PLUS insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, at maturity the payout on the PLUS will be an amount based on the closing prices of the stocks underlying the S&P 500 Index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the S&P 500 Index last in effect prior to discontinuance of the S&P 500 Index.

You have no                   Investing in the PLUS is not equivalent to
shareholder rights            investing in the S&P 500 Index or its component
                              stocks. As an investor in the PLUS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that underlie the S&P 500
                              Index.

Adverse economic interests    Because the calculation agent, MS & Co., is our
of the calculation agent      affiliate, the economic interests of the
and its affiliates may        calculation agent and its affiliates may be
affect determinations         adverse to your interests as an investor in the
                              PLUS. As calculation agent, MS & Co. will calculate the payment we will pay to you at maturity. Determinations made by MS&Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any index closing value in the event of a discontinuance of the S&P 500 Index, may affect the payout to you at maturity. See the sections of this pricing supplement called "Description of PLUS--Market
                              Disruption Event" and "--Discontinuance of the S&P 500 Index; Alteration of Method of
                              Calculation."

Hedging and trading           MS & Co. and other affiliates of ours have
activity by the calculation   carried out, and we expect that they will
agent and its affiliates      continue to carry out, hedging activities related
could potentially adversely   to the PLUS (and possibly to other instruments
affect the value of the       linked to the S&P 500 Index or its component
S&P 500 Index                 stocks), including trading in the stocks
                              underlying the S&P 500 Index as well as in other instruments related to the S&P 500 Index. MS &
                              Co. and some of our other subsidiaries also trade the stocks underlying the S&P 500 Index and other financial instruments related to the S&P 500
                              Index on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities as of the date of this pricing supplement could have affected the value of the S&P 500 Index and, as a result, could have increased the level at which the S&P 500 Index must close before you would receive a payment at maturity that exceeds the principal amount of the PLUS. Additionally, such trading activities during the term of the PLUS could potentially affect the value of the S&P 500 Index and, accordingly, the amount of cash you will receive at maturity.

The characterization of the   You should also consider the tax consequences of
PLUS for federal income tax   investing in the PLUS. There is no direct legal
purposes is uncertain         authority as to the proper tax treatment of the
                              PLUS, and therefore significant aspects of their tax treatment are uncertain. Pursuant to the terms of the PLUS, you have agreed with us to treat a PLUS as a single financial contract, as described in the section of this pricing supplement called "Description of PLUS--United
                              States Federal Income Taxation--General." If the
                              Internal Revenue Service (the "IRS") were successful in asserting an alternative characterization for the PLUS, the timing and character of income or loss with respect to the PLUS may differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the PLUS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called "Description of PLUS--United States Federal Income Taxation." You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the PLUS.

                              DESCRIPTION OF PLUS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "PLUS" refers to each $10 principal amount of our PLUS due June 30, 2004, Mandatorily Exchangeable for an Amount Payable in U.S. Dollars Based on the Value of the S&P 500 Index(R). In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.).

Aggregate Principal Amount............  $130,250,000

Original Issue Date (Settlement Date).  May 28, 2003

Maturity Date.........................  June 30, 2004, subject to extension in the event of a Market Disruption Event
                                        on the Index Valuation Date.

                                        If due to a Market Disruption Event or
                                        otherwise, the Index Valuation Date for
                                        determining the Final Index Value is
                                        postponed so that it falls on or after
                                        June 28, 2004, the Maturity Date will
                                        be the second Trading Day following the
                                        Index Valuation Date. See "--Final
                                        Index Value" below.

Issue Price...........................  $10 per PLUS

Denominations.........................  $10 and integral multiples thereof

CUSIP.................................  61748A304

Interest Rate.........................  None

Specified Currency....................  U.S. dollars

Payment at Maturity...................  At maturity, upon delivery of the PLUS to the Trustee, we will pay with
                                        respect to the $10 principal amount of
                                        each PLUS an amount in cash equal to
                                        (i) if the Final Index Value is greater
                                        than the Initial Index Value, the
                                        lesser of (a) $10 plus the Leveraged
                                        Upside Payment and (b) the Maximum
                                        Payment at Maturity or (ii) if the
                                        Final Index Value is less than or equal
                                        to the Initial Index Value, $10 times
                                        the Index Performance Factor. See
                                        "--Discontinuance of the S&P 500 Index;
                                        Alteration of Method of Calculation"
                                        below.

                                        We shall, or shall cause the
                                        Calculation Agent to, (i) provide
                                        written notice to the Trustee and to
                                        the Depositary, which we refer to as
                                        DTC, of the amount of cash to be
                                        delivered with respect to the $10
                                        principal amount of each PLUS, on or
                                        prior to 10:30 a.m. on the Trading Day
                                        preceding the Maturity Date (but if
                                        such Trading Day is not a Business Day,
                                        prior to the close of business on the
                                        Business Day preceding the Maturity
                                        Date), and (ii) deliver such cash to
                                        the Trustee for delivery to DTC, as
                                        holder of the PLUS, on the Maturity
                                        Date. We expect such amount of cash
                                        will be distributed to investors on the
                                        Maturity Date in accordance with the
                                        standard rules and procedures of DTC
                                        and its direct and indirect
                                        participants. See "--Book Entry Note or
                                        Certificated Note" below, and see "The
                                        Depositary" in the accompanying
                                        prospectus supplement.

Leveraged Upside Payment .............  The product of (i) $10 and (ii) 300%
                                        and (iii) the Index Percent Increase.

Index Percent Increase................  A fraction, the numerator of which is the Final Index Value minus the Initial
                                        Index Value and the denominator of
                                        which is the Initial Index Value.

Maximum Payment at Maturity...........  $11.50

Index Performance Factor..............  A fraction, the numerator of which is the Final Index Value and the
                                        denominator of which is the Initial
                                        Index Value.

Final Index Value.....................  The Index Closing Value on June 25,
                                        2004 (the "Index Valuation Date").

Initial Index Value...................  931.87, which is the Index Closing
                                        Value on May 22, 2003.

Index Closing Value...................  The Index Closing Value on any Trading
                                        Day will equal the official closing
                                        value of the S&P 500 Index or any
                                        Successor Index (as defined under
                                        "--Discontinuance of the S&P 500 Index;
                                        Alteration of Method of Calculation"
                                        below) published following the close of
                                        the principal trading sessions of the
                                        New York Stock Exchange (the "NYSE"),
                                        the AMEX and the Nasdaq National Market
                                        on that Trading Day. In certain
                                        circumstances, the Index Closing Value
                                        will be based on the alternate
                                        calculation of the S&P 500 Index
                                        described under "--Discontinuance of
                                        the S&P 500 Index; Alteration of Method
                                        of Calculation."

Trading Day...........................  A day, as determined by the Calculation
                                        Agent, on which trading is generally
                                        conducted on the NYSE, the AMEX, the
                                        Nasdaq National Market, the Chicago
                                        Mercantile Exchange and the Chicago
                                        Board of Options Exchange and in the
                                        over-the-counter market for equity
                                        securities in the United States.

Book Entry Note or Certificated Note..  Book Entry. The PLUS will be issued in the form of one or more fully
                                        registered global securities which will
                                        be deposited with, or on behalf of, DTC
                                        and will be registered in the name of a
                                        nominee of DTC. DTC will be the only
                                        registered holder of the PLUS. Your
                                        beneficial interest in the PLUS will be
                                        evidenced solely by entries on the
                                        books of the securities intermediary
                                        acting on your behalf as a direct or
                                        indirect participant in DTC. In this
                                        pricing supplement, all references to
                                        actions taken by you or to be taken by
                                        you refer to actions taken or to be
                                        taken by DTC upon instructions from its
                                        participants acting on your behalf, and
                                        all references to payments or notices
                                        to you will mean payments or notices to
                                        DTC, as the registered holder of the
                                        PLUS, for distribution to participants
                                        in accordance with DTC's procedures.
                                        For more information regarding DTC and
                                        book entry notes, please read "The
                                        Depositary" in the accompanying
                                        prospectus supplement and "Form of
                                        Securities--Global Securities--
                                        Registered Global Securities" in the
                                        accompanying prospectus.

Senior Note or Subordinated Note......  Senior

Trustee...............................  JPMorgan Chase Bank (formerly known as
                                        The Chase Manhattan Bank)

Agent.................................  MS & Co.

Calculation Agent.....................  MS & Co.

                                        All determinations made by the
                                        Calculation Agent will be at the sole
                                        discretion of the Calculation Agent and
                                        will, in the absence of manifest error,
                                        be conclusive for all purposes and
                                        binding on you and on us.

                                        All calculations with respect to the
                                        Payment at Maturity, if any, will be
                                        rounded to the nearest one
                                        hundred-thousandth, with five
                                        one-millionths rounded upward (e.g.,
                                        .876545 would be rounded to .87655);
                                        all dollar amounts related to
                                        determination of the amount of cash
                                        payable per PLUS will be rounded to the
                                        nearest ten-thousandth, with five one
                                        hundred-thousandths rounded upwards
                                        (e.g., .76545 would be rounded up to
                                        .7655); and all dollar amounts paid on
                                        the aggregate number of PLUS will be
                                        rounded to the nearest cent, with
                                        one-half cent rounded upward.

                                        Because the Calculation Agent is our
                                        affiliate, the economic interests of
                                        the Calculation Agent and its
                                        affiliates may be adverse to your
                                        interests as an investor in the PLUS,
                                        including with respect to certain
                                        determinations and judgments that the
                                        Calculation Agent must make in
                                        determining any Index Closing Value or
                                        whether a Market Disruption Event has
                                        occurred. See "--Discontinuance of the
                                        S&P 500 Index; Alteration of Method of
                                        Calculation" and "--Market Disruption
                                        Event" below. MS & Co. is obligated to
                                        carry out its duties and functions as
                                        Calculation Agent in good faith and
                                        using its reasonable judgment.

Market Disruption Event...............  "Market Disruption Event" means, with respect to the S&P 500 Index:

                                        (i) a suspension, absence or material
                                        limitation of trading of stocks then
                                        constituting 20 percent or more of the
                                        level of the S&P 500 Index (or the
                                        Successor Index) on the Relevant
                                        Exchanges for such securities for more
                                        than two hours of trading or during the
                                        one-half hour period preceding the
                                        close of the principal trading session
                                        on such Relevant Exchange; or a
                                        breakdown or failure in the price and
                                        trade reporting systems of any Relevant
                                        Exchange as a result of which the
                                        reported trading prices for stocks then
                                        constituting 20 percent or more of the
                                        level of the S&P 500 Index (or the
                                        relevant Successor Index) during the
                                        last one-half hour preceding the close
                                        of the principal trading session on
                                        such Relevant Exchange are materially
                                        inaccurate; or the suspension, absence
                                        or material limitation of trading on
                                        any major U.S. securities market for
                                        trading in futures or options contracts
                                        related to the S&P 500 Index (or the
                                        relevant Successor Index) for more than
                                        two hours of trading or during the
                                        one-half hour period preceding the
                                        close of the principal
                                        trading session on such market, in each
                                        case as determined by the Calculation
                                        Agent in its sole discretion; and

                                        (ii) a determination by the Calculation
                                        Agent in its sole discretion that the
                                        event described in clause (i) above
                                        materially interfered with the ability
                                        of Morgan Stanley or any of its
                                        affiliates to adjust or unwind all or a
                                        material portion of the hedge with
                                        respect to the PLUS.

                                        For the purpose of determining whether
                                        a Market Disruption Event exists at any
                                        time, if trading in a security included
                                        in the S&P 500 Index is materially
                                        suspended or materially limited at that
                                        time, then the relevant percentage
                                        contribution of that security to the
                                        level of the S&P 500 Index shall be
                                        based on a comparison of (x) the
                                        portion of the level of the S&P 500
                                        Index attributable to that security
                                        relative to (y) the overall level of
                                        the S&P 500 Index, in each case
                                        immediately before that suspension or
                                        limitation.

                                        For purposes of determining whether a
                                        Market Disruption Event has occurred:
                                        (1) a limitation on the hours or number
                                        of days of trading will not constitute
                                        a Market Disruption Event if it results
                                        from an announced change in the regular
                                        business hours of the relevant exchange
                                        or market, (2) a decision to
                                        permanently discontinue trading in the
                                        relevant futures or options contract
                                        will not constitute a Market Disruption
                                        Event, (3) limitations pursuant to the
                                        rules of any Relevant Exchange similar
                                        to NYSE Rule 80A (or any applicable
                                        rule or regulation enacted or
                                        promulgated by any other
                                        self-regulatory organization or any
                                        government agency of scope similar to
                                        NYSE Rule 80A as determined by the
                                        Calculation Agent) on trading during
                                        significant market fluctuations will
                                        constitute a suspension, absence or
                                        material limitation of trading, (4) a
                                        suspension of trading in futures or
                                        options contracts on the S&P 500 Index
                                        by the primary securities market
                                        trading in such contracts by reason of
                                        (x) a price change exceeding limits set
                                        by such exchange or market, (y) an
                                        imbalance of orders relating to such
                                        contracts or (z) a disparity in bid and
                                        ask quotes relating to such contracts
                                        will constitute a suspension, absence
                                        or material limitation of trading in
                                        futures or options contracts related to
                                        the S&P 500 Index and (5) a
                                        "suspension, absence or material
                                        limitation of trading" on any Relevant
                                        Exchange or on the primary market on
                                        which futures or options contracts
                                        related to the S&P 500 Index are traded
                                        will not include any time when such
                                        market is itself closed for trading
                                        under ordinary circumstances.

Relevant Exchange.....................  "Relevant Exchange" means the primary
                                        U.S. organized exchange or market of
                                        trading for any security (or any
                                        combination thereof) then included in
                                        the S&P 500 Index or any Successor
                                        Index.

Alternate Exchange Calculation
in Case of an Event of Default........  In case an event of default with respect to the PLUS shall have occurred
                                        and be continuing, the amount declared
                                        due and payable per PLUS upon any
                                        acceleration of the PLUS shall be
                                        determined by the Calculation Agent and
                                        shall be an amount in cash equal to the
                                        Payment at Maturity calculated using
                                        the Index Closing Value as of the date
                                        of acceleration as the Final Index
                                        Value.

                                        If the maturity of the PLUS is
                                        accelerated because of an event of
                                        default as described above, we shall,
                                        or shall cause the Calculation Agent
                                        to, provide written notice to the
                                        Trustee at its New York office, on
                                        which notice the Trustee may
                                        conclusively rely, and to DTC of the
                                        cash amount due with respect to the
                                        PLUS as promptly as possible and in no
                                        event later than two Business Days
                                        after the date of acceleration.

The S&P 500 Index.....................  We have derived all information contained in this pricing supplement
                                        regarding the S&P 500 Index, including,
                                        without limitation, its make-up, method
                                        of calculation and changes in its
                                        components, from publicly available
                                        information. Such information reflects
                                        the policies of, and is subject to
                                        change by, S&P. The S&P 500 Index was
                                        developed by S&P and is calculated,
                                        maintained and published by S&P. We
                                        make no representation or warranty as
                                        to the accuracy or completeness of such
                                        information.

                                        The S&P 500 Index is intended to
                                        provide a performance benchmark for the
                                        U.S. equity markets. The calculation of
                                        the value of the S&P 500 Index
                                        (discussed below in further detail) is
                                        based on the relative value of the
                                        aggregate Market Value (as defined
                                        below) of the common stocks of 500
                                        companies (the "Component Stocks") as
                                        of a particular time as compared to the
                                        aggregate average Market Value of the
                                        common stocks of 500 similar companies
                                        during the base period of the years
                                        1941 through 1943. The "Market Value"
                                        of any Component Stock is the product
                                        of the market price per share and the
                                        number of the then outstanding shares
                                        of such Component Stock. The 500
                                        companies are not the 500 largest
                                        companies listed on the NYSE and not
                                        all 500 companies are listed on such
                                        exchange. S&P chooses companies for
                                        inclusion in the S&P 500 Index with an
                                        aim of achieving a distribution by
                                        broad industry groupings that
                                        approximates the distribution of these
                                        groupings in the common stock
                                        population of the U.S. equity market.
                                        S&P may from time to time, in its sole
                                        discretion, add companies to, or delete
                                        companies from, the S&P 500 Index to
                                        achieve the objectives stated above.
                                        Relevant criteria employed by S&P
                                        include the viability of the particular
                                        company, the extent to which that
                                        company represents the industry group
                                        to which it is assigned, the extent to
                                        which the company's common stock is
                                        widely-held and the Market Value and
                                        trading activity of the common stock of
                                        that company.

                                        The S&P 500 Index is calculated using a
                                        base-weighted aggregate methodology:
                                        the level of the Index reflects the
                                        total Market Value of all 500 Component
                                        Stocks relative to the S&P 500 Index's
                                        base period of 1941-43 (the "Base
                                        Period").

                                        An indexed number is used to represent
                                        the results of this calculation in
                                        order to make the value easier to work
                                        with and track over time.

                                        The actual total Market Value of the
                                        Component Stocks during the Base Period
                                        has been set equal to an indexed value
                                        of 10. This is often indicated by the
                                        notation 1941-43=10. In practice, the
                                        daily calculation of the S&P 500 Index
                                        is computed by dividing the total
                                        Market Value of the Component Stocks by
                                        a number called the Index Divisor. By
                                        itself, the Index Divisor is an
                                        arbitrary number. However, in the
                                        context of the calculation of the S&P
                                        500 Index, it is the only link to the
                                        original base period value of the
                                        Index. The Index Divisor keeps the
                                        Index comparable over time and is the
                                        manipulation point for all adjustments
                                        to the S&P 500 Index ("Index
                                        Maintenance").

                                        Index Maintenance includes monitoring
                                        and completing the adjustments for
                                        company additions and deletions, share
                                        changes, stock splits, stock dividends,
                                        and stock price adjustments due to
                                        company restructurings or spinoffs.

                                        To prevent the value of the Index from
                                        changing due to corporate actions, all
                                        corporate actions which affect the
                                        total Market Value of the Index require
                                        an Index Divisor adjustment. By
                                        adjusting the Index Divisor for the
                                        change in total Market Value, the value
                                        of the S&P 500 Index remains constant.
                                        This helps maintain the value of the
                                        Index as an accurate barometer of stock
                                        market performance and ensures that the
                                        movement of the Index does not reflect
                                        the corporate actions of individual
                                        companies in the Index. All Index
                                        Divisor adjustments are made after the
                                        close of trading and after the
                                        calculation of the closing value of the
                                        S&P 500 Index. Some corporate actions,
                                        such as stock splits and stock
                                        dividends, require simple changes in
                                        the common shares outstanding and the
                                        stock prices of the companies in the
                                        Index and do not require Index Divisor
                                        adjustments.

                                        The table below summarizes the types of
                                        S&P 500 Index maintenance adjustments
                                        and indicates whether or not an Index
                                        Divisor adjustment is required.

                                                                                                            Divisor
                                              Type of                                                      Adjustment
                                         Corporate Action               Adjustment Factor                   Required
                                        -------------------       --------------------------------         ----------
                                        Stock split               Shares Outstanding multiplied                No
                                           (i.e., 2-for-1)        by 2; Stock Price divided by 2

                                        Share issuance            Shares Outstanding plus newly               Yes
                                           (i.e., change >=       issued Shares
                                           5%)

                                        Share repurchase          Shares Outstanding minus                    Yes
                                           (i.e., change >=       Repurchased Shares
                                           5%)

                                                                                                            Divisor
                                              Type of                                                      Adjustment
                                         Corporate Action               Adjustment Factor                   Required
                                        -------------------       --------------------------------         ----------
                                        Special cash              Share Price minus Special                   Yes
                                           dividends              Dividend

                                        Company change            Add new company Market                      Yes
                                                                  Value minus old company
                                                                  Market Value

                                        Rights offering           Price of parent company minus               Yes

                                                                      Price of Rights
                                                                    ( --------------- )
                                                                        Right Ratio

                                        Spin-Off                  Price of parent company minus               Yes

                                                                     Price of Spinoff Co.
                                                                ( ------------------------ )
                                                                    Share Exchange Ratio

                                        Stock splits and stock dividends do not
                                        affect the Index Divisor of the S&P 500
                                        Index, because following a split or
                                        dividend both the stock price and
                                        number of shares outstanding are
                                        adjusted by S&P so that there is no
                                        change in the Market Value of the
                                        Component Stock. All stock split and
                                        dividend adjustments are made after the
                                        close of trading on the day before the
                                        ex-date.

                                        Each of the corporate events
                                        exemplified in the table requiring an
                                        adjustment to the Index Divisor has the
                                        effect of altering the Market Value of
                                        the Component Stock and consequently of
                                        altering the aggregate Market Value of
                                        the Component Stocks (the "Post-Event
                                        Aggregate Market Value"). In order that
                                        the level of the Index (the "Pre-Event
                                        Index Value") not be affected by the
                                        altered Market Value (whether increase
                                        or decrease) of the affected Component
                                        Stock, a new Index Divisor ("New
                                        Divisor") is derived as follows:

                                        Post-Event Aggregate Market
                                        ---------------------------  =  Pre-Event Index Value
                                                New Divisor

                                                        Post-Event Aggregate Market Value
                                        New Divisor  =  ---------------------------------
                                                              Pre-Event Index Value

                                        A large part of the S&P 500 Index
                                        maintenance process involves tracking
                                        the changes in the number of shares
                                        outstanding of each of the S&P 500
                                        Index companies. Four times a year, on
                                        a Friday close to the end of each
                                        calendar quarter, the share totals of
                                        companies in the Index are updated as
                                        required by any changes in the number
                                        of shares outstanding. After the totals
                                        are updated, the Index Divisor is
                                        adjusted to compensate for the net
                                        change in the total Market Value of the
                                        Index. In addition, any changes over 5%
                                        in the current common shares
                                        outstanding for the S&P 500 Index
                                        companies are carefully reviewed on a
                                        weekly basis, and when appropriate, an
                                        immediate adjustment is made to the
                                        Index Divisor.

Discontinuance of the S&P 500 Index;
Alteration of Method of Calculation...  If S&P discontinues publication of the
                                        S&P 500 Index and S&P or another entity
                                        publishes a successor or substitute
                                        index that MS & Co., as the Calculation
                                        Agent, determines, in its sole
                                        discretion, to be comparable to the
                                        discontinued S&P 500 Index (such index
                                        being referred to herein as a
                                        "Successor Index"), then any subsequent
                                        Index Closing Value will be determined
                                        by reference to the value of such
                                        Successor Index at the regular official
                                        weekday close of the principal trading
                                        session of the NYSE, the AMEX, the
                                        Nasdaq National Market or the relevant
                                        exchange or market for the Successor
                                        Index on the date that any Index
                                        Closing Value is to be determined.

                                        Upon any selection by the Calculation
                                        Agent of a Successor Index, the
                                        Calculation Agent will cause written
                                        notice thereof to be furnished to the
                                        Trustee, to Morgan Stanley and to DTC,
                                        as holder of the PLUS, within three
                                        Trading Days of such selection. We
                                        expect that such notice will be passed
                                        on to you, as a beneficial owner of the
                                        PLUS, in accordance with the standard
                                        rules and procedures of DTC and its
                                        direct and indirect participants.

                                        If S&P discontinues publication of the
                                        S&P 500 Index prior to, and such
                                        discontinuance is continuing on, the
                                        date that any Index Closing Value is to
                                        be determined and MS & Co., as the
                                        Calculation Agent, determines that no
                                        Successor Index is available at such
                                        time, then, on such date, the
                                        Calculation Agent will determine the
                                        Index Closing Value in accordance with
                                        the formula for calculating the S&P 500
                                        Index last in effect prior to such
                                        discontinuance, using the closing price
                                        (or, if trading in the relevant
                                        securities has been materially
                                        suspended or materially limited, its
                                        good faith estimate of the closing
                                        price that would have prevailed but for
                                        such suspension or limitation) at the
                                        close of the principal trading session
                                        on such date of each security most
                                        recently comprising the S&P 500 Index
                                        on the Relevant Exchange.
                                        Notwithstanding these alternative
                                        arrangements, discontinuance of the
                                        publication of the S&P 500 Index may
                                        adversely affect the value of the PLUS.

                                        If at any time the method of
                                        calculating the S&P 500 Index or a
                                        Successor Index, or the value thereof,
                                        is changed in a material respect, or if
                                        the S&P 500 Index or a Successor Index
                                        is in any other way modified so that
                                        such index does not, in the opinion of
                                        MS & Co., as the Calculation Agent,
                                        fairly represent the value of the S&P
                                        500 Index or such Successor Index had
                                        such changes or modifications not been
                                        made, then, from and after such time,
                                        the Calculation Agent will, at the
                                        close of business in New York City on
                                        each date on which the Index Closing
                                        Value is to be determined, make such
                                        calculations and adjustments as, in the
                                        good faith judgment of the Calculation
                                        Agent, may be necessary in order to
                                        arrive at a value of a stock index
                                        comparable to the S&P 500 Index or such
                                        Successor Index, as the case may be, as
                                        if such changes or modifications had
                                        not been made, and determine the Final
                                        Index Value with reference to the S&P
                                        500 Index or such Successor Index, as
                                        adjusted. Accordingly, if the
                                        method of calculating the S&P 500 Index
                                        or a Successor Index is modified so
                                        that the value of such index is a
                                        fraction of what it would have been if
                                        it had not been modified (e.g., due to
                                        a split in the index), then the
                                        Calculation Agent will adjust such
                                        index in order to arrive at a value of
                                        the S&P 500 Index or such Successor
                                        Index as if it had not been modified
                                        (e.g., as if such split had not
                                        occurred).

Historical Information................  The following table sets forth the high and low Index Closing Values, as well
                                        as end-of-quarter Index Closing Values,
                                        of the S&P 500 Index for each quarter
                                        in the period from January 1, 1998
                                        through May 22, 2003. The Index Closing
                                        Value on May 22, 2003 was 931.87. We
                                        obtained the information in the table
                                        below from Bloomberg Financial Markets,
                                        and we believe such information to be
                                        accurate.

                                        The value of the S&P 500 Index may
                                        decrease so that you will receive a
                                        payment at maturity that is less than
                                        the principal amount of the PLUS. We
                                        cannot give you any assurance that the
                                        value of the S&P 500 Index will
                                        increase so that at maturity you will
                                        receive a payment in excess of the
                                        principal amount of the PLUS, or that
                                        the value of the S&P 500 Index will not
                                        increase beyond 115% of the Initial
                                        Index Value. Because your return is
                                        linked to the value of the S&P 500
                                        Index at maturity, there is no
                                        guaranteed return of principal.

                                        If the Final Index Value is less than
                                        the Initial Index Value, you will lose
                                        money on your investment.

                                                                                 High         Low       Period End
                                                                               -------      -------     ----------
                                        1998:
                                          First Quarter..................      1105.65       927.69       1101.75
                                          Second Quarter.................      1138.49      1077.01       1133.84
                                          Third Quarter..................      1186.75       957.28       1017.01
                                          Fourth Quarter.................      1241.81       959.44       1229.23
                                        1999:
                                          First Quarter..................      1316.55      1212.19       1286.37
                                          Second Quarter.................      1372.71      1281.41       1372.71
                                          Third Quarter..................      1418.78      1268.37       1282.71
                                          Fourth Quarter.................      1469.25      1247.41       1469.25
                                        2000:
                                          First Quarter..................      1527.46      1333.36       1498.58
                                          Second Quarter ................      1516.35      1356.56       1454.60
                                          Third Quarter..................      1520.77      1419.89       1436.51
                                          Fourth Quarter.................      1436.28      1264.74       1320.28
                                        2001:
                                          First Quarter..................      1373.73      1117.58       1160.33
                                          Second Quarter ................      1312.83      1103.25       1224.42
                                          Third Quarter..................      1236.72       965.80       1040.94
                                          Fourth Quarter.................      1170.35      1038.55       1148.08

                                                                                 High         Low       Period End
                                                                               -------      -------     ----------
                                        2002:
                                          First Quarter..................      1172.51      1080.17       1147.39
                                          Second Quarter ................      1146.54       973.53        989.82
                                          Third Quarter..................       989.03       797.70        815.28
                                          Fourth Quarter.................       938.87       776.76        879.82
                                        2003:
                                          First Quarter..................       931.66       800.73        848.18
                                          Second Quarter (through
                                             May 22, 2003)...............       946.67       858.48        931.87

Use of Proceeds and Hedging...........  The net proceeds we receive from the sale of the PLUS will be used for
                                        general corporate purposes and, in
                                        part, by us or by one or more of our
                                        subsidiaries in connection with hedging
                                        our obligations under the PLUS. See
                                        also "Use of Proceeds" in the
                                        accompanying prospectus.

                                        On the date of this pricing supplement,
                                        we, through our subsidiaries or others,
                                        hedged our anticipated exposure in
                                        connection with the PLUS by taking
                                        positions in futures contracts on the
                                        S&P 500 Index. Such purchase activity
                                        could potentially have increased the
                                        value of the S&P 500 Index, and
                                        therefore effectively increased the
                                        level at which the S&P 500 Index must
                                        close before you would receive at
                                        maturity a payment that exceeds the
                                        principal amount of the PLUS. In
                                        addition, through our subsidiaries, we
                                        are likely to modify our hedge position
                                        throughout the life of the PLUS by
                                        purchasing and selling the stocks
                                        underlying the S&P 500 Index, futures
                                        or options contracts on the S&P 500
                                        Index or its component stocks listed on
                                        major securities markets or positions
                                        in any other available securities or
                                        instruments that we may wish to use in
                                        connection with such hedging
                                        activities, including by selling any
                                        such securities on the Index Valuation
                                        Date. We cannot give any assurance that
                                        our hedging activities will not affect
                                        the value of the S&P 500 Index and,
                                        therefore, adversely affect the value
                                        of the PLUS or the payment that you
                                        will receive at maturity.

Supplemental Information Concerning
Plan of Distribution..................  Under the terms and subject to conditions contained in the U.S.
                                        distribution agreement referred to in
                                        the prospectus supplement under "Plan
                                        of Distribution," the Agent, acting as
                                        principal for its own account, has
                                        agreed to purchase, and we have agreed
                                        to sell, the principal amount of PLUS
                                        set forth on the cover of this pricing
                                        supplement. The Agent proposes
                                        initially to offer the PLUS directly to
                                        the public at the public offering price
                                        set forth on the cover page of this
                                        pricing supplement; provided that the
                                        price will be $9.95 per PLUS and the
                                        underwriting discounts and commissions
                                        will be $.15 per PLUS for purchasers of
                                        50,000 or more PLUS in any single
                                        transaction, subject to the holding
                                        period requirements described below.
                                        The Agent may allow a concession not in
                                        excess of 1.5% of the principal amount
                                        of the PLUS to other dealers, which may
                                        include Morgan Stanley & Co.
                                        International Limited and Bank Morgan
                                        Stanley AG. We expect to deliver the
                                        PLUS against payment therefor in New
                                        York, New York on May 28, 2003. After
                                        the initial offering of
                                        the PLUS, the Agent may vary the
                                        offering price and other selling terms
                                        from time to time.

                                        Where an investor purchases 50,000 or
                                        more PLUS in a single transaction at
                                        the reduced price, approximately 99.5%
                                        of the PLUS purchased by the investor
                                        (the "Delivered PLUS") will be
                                        delivered on the Settlement Date. The
                                        balance of approximately .5% of the
                                        PLUS (the "Escrowed PLUS") purchased by
                                        the investor will be held in escrow at
                                        MS & Co. for the benefit of the
                                        investor and delivered to such investor
                                        if the investor and any accounts in
                                        which the investor may have deposited
                                        any of its Delivered PLUS have held all
                                        of the Delivered PLUS for 30 calendar
                                        days following the Original Issue Date
                                        or any shorter period deemed
                                        appropriate by the Agent. If an
                                        investor or any account in which the
                                        investor has deposited any of its
                                        Delivered PLUS fails to satisfy the
                                        holding period requirement, as
                                        determined by the Agent, all of the
                                        investor's Escrowed PLUS will be
                                        forfeited by the investor and not
                                        delivered to it. The Escrowed PLUS will
                                        instead be delivered to the Agent for
                                        sale to investors. This forfeiture will
                                        have the effect of increasing the
                                        purchase price per PLUS for such
                                        investors to 100% of the principal
                                        amount of the PLUS. Should investors
                                        who are subject to the holding period
                                        requirement sell their PLUS once the
                                        holding period is no longer applicable,
                                        the market price of the PLUS may be
                                        adversely affected. See also "Plan of
                                        Distribution" in the accompanying
                                        prospectus supplement.

                                        In order to facilitate the offering of
                                        the PLUS, the Agent may engage in
                                        transactions that stabilize, maintain
                                        or otherwise affect the price of the
                                        PLUS or the level of the S&P 500 Index.
                                        Specifically, the Agent may sell more
                                        PLUS than it is obligated to purchase
                                        in connection with the offering or may
                                        sell individual stocks underlying the
                                        S&P 500 Index it does not own, creating
                                        a naked short position in the PLUS or
                                        the individual stocks underlying the
                                        S&P 500 Index, respectively, for its
                                        own account. The Agent must close out
                                        any naked short position by purchasing
                                        the PLUS or the individual stocks
                                        underlying the S&P 500 Index in the
                                        open market. A naked short position is
                                        more likely to be created if the Agent
                                        is concerned that there may be downward
                                        pressure on the price of the PLUS or
                                        the individual stocks underlying the
                                        S&P 500 Index in the open market after
                                        pricing that could adversely affect
                                        investors who purchase in the offering.
                                        As an additional means of facilitating
                                        the offering, the Agent may bid for,
                                        and purchase, PLUS or the individual
                                        stocks underlying the S&P 500 Index in
                                        the open market to stabilize the price
                                        of the PLUS. Any of these activities
                                        may raise or maintain the market price
                                        of the PLUS above independent market
                                        levels or prevent or retard a decline
                                        in the market price of the PLUS. The
                                        Agent is not required to engage in
                                        these activities, and may end any of
                                        these activities at any time. See
                                        "--Use of Proceeds and Hedging" above.

                                        General

                                        No action has been or will be taken by
                                        us, the Agent or any dealer that would
                                        permit a public offering of the PLUS or
                                        possession or distribution of this
                                        pricing supplement or the accompanying
                                        prospectus supplement or prospectus or
                                        any other offering material relating to
                                        the PLUS in any jurisdiction, other
                                        than the United States, where action
                                        for that purpose is required. No
                                        offers, sales or deliveries of the
                                        PLUS, or distribution of this pricing
                                        supplement or the accompanying
                                        prospectus supplement or prospectus or
                                        any other offering material relating to
                                        the PLUS, may be made in or from any
                                        jurisdiction except in circumstances
                                        which will result in compliance with
                                        any applicable laws and regulations and
                                        will not impose any obligations on us,
                                        the Agent or any dealer.

                                        The Agent has represented and agreed,
                                        and each dealer through which we may
                                        offer the PLUS has represented and
                                        agreed, that it (i) will comply with
                                        all applicable laws and regulations in
                                        force in any jurisdiction in which it
                                        purchases, offers, sells or delivers
                                        the PLUS or possesses or distributes
                                        this pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus and (ii) will obtain any
                                        consent, approval or permission
                                        required by it for the purchase, offer
                                        or sale by it of the PLUS under the
                                        laws and regulations in force in any
                                        jurisdiction to which it is subject or
                                        in which it makes purchases, offers or
                                        sales of the PLUS. We shall not have
                                        responsibility for the Agent's or any
                                        dealer's compliance with the applicable
                                        laws and regulations or obtaining any
                                        required consent, approval or
                                        permission.

                                        Brazil

                                        The PLUS may not be offered or sold to
                                        the public in Brazil. Accordingly, the
                                        offering of the PLUS has not been
                                        submitted to the Comissao de Valores
                                        Mobiliarios for approval. Documents
                                        relating to this offering, as well as
                                        the information contained herein and
                                        therein, may not be supplied to the
                                        public as a public offering in Brazil
                                        or be used in connection with any offer
                                        for subscription or sale to the public
                                        in Brazil.

                                        Chile

                                        The PLUS have not been registered with
                                        the Superintendencia de Valores y
                                        Seguros in Chile and may not be offered
                                        or sold publicly in Chile. No offer,
                                        sales or deliveries of the PLUS, or
                                        distribution of this pricing supplement
                                        or the accompanying prospectus
                                        supplement or prospectus, may be made
                                        in or from Chile except in
                                        circumstances which will result in
                                        compliance with any applicable Chilean
                                        laws and regulations.

                                        Hong Kong

                                        The PLUS may not be offered or sold in
                                        Hong Kong, by means of any document,
                                        other than to persons whose ordinary
                                        business
                                        it is to buy or sell shares or
                                        debentures, whether as principal or
                                        agent, or in circumstances which do not
                                        constitute an offer to the public
                                        within the meaning of the Companies
                                        Ordinance (Cap. 32) of Hong Kong. The
                                        Agent has not issued and will not issue
                                        any advertisement, invitation or
                                        document relating to the PLUS, whether
                                        in Hong Kong or elsewhere, which is
                                        directed at, or the contents of which
                                        are likely to be accessed or read by,
                                        the public in Hong Kong (except if
                                        permitted to do so under the securities
                                        laws of Hong Kong) other than with
                                        respect to PLUS which are intended to
                                        be disposed of only to persons outside
                                        Hong Kong or only to "professional
                                        investors" within the meaning of the
                                        Securities and Futures Ordinance (Cap.
                                        571) of Hong Kong and any rules made
                                        thereunder.

                                        Mexico

                                        The PLUS have not been registered with
                                        the National Registry of Securities
                                        maintained by the Mexican National
                                        Banking and Securities Commission and
                                        may not be offered or sold publicly in
                                        Mexico. This pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus may not be publicly
                                        distributed in Mexico.

                                        Singapore

                                        This pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus have not been registered as
                                        a prospectus with the Monetary
                                        Authority of Singapore. Accordingly,
                                        this pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus and any other document or
                                        material used in connection with the
                                        offer or sale, or invitation for
                                        subscription or purchase, of the PLUS
                                        may not be circulated or distributed,
                                        nor may the PLUS be offered or sold, or
                                        be made the subject of an invitation
                                        for subscription or purchase, whether
                                        directly or indirectly, to persons in
                                        Singapore other than under
                                        circumstances in which such offer, sale
                                        or invitation does not constitute an
                                        offer or sale, or invitation for
                                        subscription or purchase, of the PLUS
                                        to the public in Singapore.

License Agreement between Standard &
Poor's Corporation and Morgan Stanley.  S&P and Morgan Stanley have entered into a non-exclusive license agreement
                                        providing for the license to Morgan
                                        Stanley, and certain of its affiliated
                                        or subsidiary companies, in exchange
                                        for a fee, of the right to use the S&P
                                        500 Index, which is owned and published
                                        by S&P, in connection with securities,
                                        including the PLUS.

                                        The license agreement between S&P and
                                        Morgan Stanley provides that the
                                        following language must be set forth in
                                        this pricing supplement:

                                        The PLUS are not sponsored, endorsed,
                                        sold or promoted by S&P. S&P makes no
                                        representation or warranty, express or
                                        implied, to the owners of the PLUS or
                                        any member of the public regarding the
                                        advisability of investing in securities
                                        generally or
                                        in the PLUS particularly or the ability
                                        of the S&P 500 Index to track general
                                        stock market performance. S&P's only
                                        relationship to us is the licensing of
                                        certain trademarks and trade names of
                                        S&P and of the S&P 500 Index, which is
                                        determined, composed and calculated by
                                        S&P without regard to us or the PLUS.
                                        S&P has no obligation to take our needs
                                        or the needs of the owners of the PLUS
                                        into consideration in determining,
                                        composing or calculating the S&P 500
                                        Index. S&P is not responsible for and
                                        has not participated in the
                                        determination of the timing of, prices
                                        at, or quantities of the PLUS to be
                                        issued or in the determination or
                                        calculation of the equation by which
                                        the PLUS are to be converted into cash.
                                        S&P has no obligation or liability in
                                        connection with the administration,
                                        marketing or trading of the PLUS.

                                        S&P DOES NOT GUARANTEE THE ACCURACY
                                        AND/OR THE COMPLETENESS OF THE S&P 500
                                        INDEX OR ANY DATA INCLUDED THEREIN. S&P
                                        MAKES NO WARRANTY, EXPRESS OR IMPLIED,
                                        AS TO RESULTS TO BE OBTAINED BY MORGAN
                                        STANLEY, OWNERS OF THE PLUS, OR ANY
                                        OTHER PERSON OR ENTITY FROM THE USE OF
                                        THE S&P 500 INDEX OR ANY DATA INCLUDED
                                        THEREIN IN CONNECTION WITH THE RIGHTS
                                        LICENSED UNDER THE LICENSE AGREEMENT
                                        DESCRIBED HEREIN OR FOR ANY OTHER USE.
                                        S&P MAKES NO EXPRESS OR IMPLIED
                                        WARRANTIES, AND HEREBY EXPRESSLY
                                        DISCLAIMS ALL WARRANTIES OF
                                        MERCHANTABILITY OR FITNESS FOR A
                                        PARTICULAR PURPOSE OR USE WITH RESPECT
                                        TO THE S&P 500 INDEX OR ANY DATA
                                        INCLUDED THEREIN. WITHOUT LIMITING ANY
                                        OF THE FOREGOING, IN NO EVENT SHALL S&P
                                        HAVE ANY LIABILITY FOR ANY SPECIAL,
                                        PUNITIVE, INDIRECT OR CONSEQUENTIAL
                                        DAMAGES (INCLUDING LOST PROFITS), EVEN
                                        IF NOTIFIED OF THE POSSIBILITY OF SUCH
                                        DAMAGES.

                                        "Standard & Poor's(R)," "S&P(R)," "S&P
                                        500(R)," "Standard & Poor's 500" and
                                        "500" are trademarks of The McGraw-Hill
                                        Companies, Inc. and have been licensed
                                        for use by Morgan Stanley.

ERISA Matters for Pension Plans
and Insurance Companies...............  Each fiduciary of a pension, profit-sharing or other employee
                                        benefit plan subject to the Employee
                                        Retirement Income Security Act of 1974,
                                        as amended ("ERISA"), (a "Plan") should
                                        consider the fiduciary standards of
                                        ERISA in the context of the Plan's
                                        particular circumstances before
                                        authorizing an investment in the PLUS.
                                        Accordingly, among other factors, the
                                        fiduciary should consider whether the
                                        investment would satisfy the prudence
                                        and diversification requirements of
                                        ERISA and would be consistent with the
                                        documents and instruments governing the
                                        Plan.

                                        In addition, we and certain of our
                                        subsidiaries and affiliates, including
                                        MS & Co. and Morgan Stanley DW Inc.
                                        (formerly Dean Witter Reynolds Inc.)
                                        ("MSDWI"), may each be considered a
                                        "party in interest" within the meaning
                                        of ERISA, or a "disqualified person"
                                        within the meaning of the Internal
                                        Revenue Code of 1986, as amended (the
                                        "Code"), with respect to many Plans, as
                                        well as many individual retirement
                                        accounts and Keogh plans (also
                                        "Plans"). Prohibited transactions
                                        within the meaning of ERISA or the Code
                                        would likely arise, for example, if the
                                        PLUS are acquired by or with the assets
                                        of a Plan with respect to which MS &
                                        Co., MSDWI or any of their affiliates
                                        is a service provider, unless the PLUS
                                        are acquired pursuant to an exemption
                                        from the "prohibited transaction"
                                        rules. A violation of these "prohibited
                                        transaction" rules may result in an
                                        excise tax or other liabilities under
                                        ERISA and/or Section 4975 of the Code
                                        for such persons, unless exemptive
                                        relief is available under an applicable
                                        statutory or administrative exemption.

                                        The U.S. Department of Labor has issued
                                        five prohibited transaction class
                                        exemptions ("PTCEs") that may provide
                                        exemptive relief for direct or indirect
                                        prohibited transactions resulting from
                                        the purchase or holding of the PLUS.
                                        Those class exemptions are PTCE 96-23
                                        (for certain transactions determined by
                                        in-house asset managers), PTCE 95-60
                                        (for certain transactions involving
                                        insurance company general accounts),
                                        PTCE 91-38 (for certain transactions
                                        involving bank collective investment
                                        funds), PTCE 90-1 (for certain
                                        transactions involving insurance
                                        company separate accounts) and PTCE
                                        84-14 (for certain transactions
                                        determined by independent qualified
                                        asset managers).

                                        Because we may be considered a party in
                                        interest with respect to many Plans,
                                        the PLUS may not be purchased or held
                                        by any Plan, any entity whose
                                        underlying assets include "plan assets"
                                        by reason of any Plan's investment in
                                        the entity (a "Plan Asset Entity") or
                                        any person investing "plan assets" of
                                        any Plan, unless such purchaser or
                                        investor is eligible for exemptive
                                        relief, including relief available
                                        under PTCE 96-23, 95-60, 91-38, 90-1 or
                                        84-14 or such purchase and holding is
                                        otherwise not prohibited. Any
                                        purchaser, including any fiduciary
                                        purchasing on behalf of a Plan, or
                                        investor in the PLUS will be deemed to
                                        have represented, in its corporate and
                                        fiduciary capacity, by its purchase and
                                        holding thereof that it either (a) is
                                        not a Plan or a Plan Asset Entity and
                                        is not purchasing such securities on
                                        behalf of or with "plan assets" of any
                                        Plan or (b) is eligible for exemptive
                                        relief or such purchase or holding is
                                        not prohibited by ERISA or Section 4975
                                        of the Code.

                                        Under ERISA, assets of a Plan may
                                        include assets held in the general
                                        account of an insurance company which
                                        has issued an insurance policy to such
                                        plan or assets of an entity in which
                                        the Plan has invested. Accordingly,
                                        insurance company general accounts that
                                        include assets of a Plan must ensure
                                        that one of the foregoing exemptions is
                                        available. Due to the complexity of
                                        these rules and the penalties that may
                                        be imposed upon persons involved in
                                        non-exempt prohibited transactions, it
                                        is particularly important that
                                        fiduciaries or other persons
                                        considering purchasing the PLUS on
                                        behalf of or with "plan assets" of any
                                        Plan consult with their counsel
                                        regarding the availability of exemptive
                                        relief under PTCE 96-23, 95-60, 91-38,
                                        90-1 or 84-14.

                                        Certain plans that are not subject to
                                        ERISA, including plans maintained by
                                        state and local governmental entities,
                                        are nonetheless subject to investment
                                        restrictions under the terms of
                                        applicable local law. Such restrictions
                                        may preclude the purchase of the PLUS.

                                        Purchasers of the PLUS have exclusive
                                        responsibility for ensuring that their
                                        purchase and holding of the PLUS do not
                                        violate the prohibited transaction
                                        rules of ERISA or the Code, or any
                                        requirements applicable to government
                                        or other benefit plans that are not
                                        subject to ERISA or the Code.

United States Federal Income
Taxation..............................  The following summary is based on the advice of Davis Polk & Wardwell, our
                                        special tax counsel ("Tax Counsel"),
                                        and is a general discussion of the
                                        principal potential U.S. federal income
                                        tax consequences to initial investors
                                        in the PLUS that (i) purchase the PLUS
                                        at their Issue Price and (ii) will hold
                                        the PLUS as capital assets within the
                                        meaning of Section 1221 of the Code.
                                        This summary is based on the Code,
                                        administrative pronouncements, judicial
                                        decisions and currently effective and
                                        proposed Treasury regulations, changes
                                        to any of which subsequent to the date
                                        of this pricing supplement may affect
                                        the tax consequences described herein.
                                        This summary does not address all
                                        aspects of U.S. federal income taxation
                                        that may be relevant to a particular
                                        investor in light of the investor's
                                        individual circumstances or to
                                        investors subject to special treatment
                                        under the U.S. federal income tax laws
                                        (e.g., certain financial institutions,
                                        tax-exempt organizations, dealers in
                                        options or securities, or persons who
                                        hold the PLUS as part of a hedging
                                        transaction, straddle, conversion or
                                        other integrated transaction). As the
                                        law applicable to the U.S. federal
                                        income taxation of instruments such as
                                        the PLUS is technical and complex, the
                                        discussion below necessarily represents
                                        only a general summary. Moreover, the
                                        effect of any applicable state, local
                                        or foreign tax laws is not discussed.

                                        General

                                        Pursuant to the terms of the PLUS, we
                                        and every investor in the PLUS agree
                                        (in the absence of an administrative
                                        determination or judicial ruling to the
                                        contrary) to characterize a PLUS for
                                        all tax purposes as a single financial
                                        contract with respect to the S&P 500
                                        Index that (1) requires the investor to
                                        pay us at inception an amount equal to
                                        the purchase price of the PLUS and (2)
                                        entitles the investor to receive at
                                        maturity an amount in cash based upon
                                        the performance of the S&P 500 Index.
                                        The characterization of the PLUS
                                        described above is not, however,
                                        binding on the IRS or the courts. No
                                        statutory, judicial or administrative
                                        authority directly addresses the
                                        characterization of the PLUS (or of
                                        similar instruments) for U.S. federal
                                        income tax purposes, and no ruling is
                                        being requested from the IRS with
                                        respect to their proper
                                        characterization and treatment. Due to
                                        the absence of authorities that
                                        directly address the PLUS (or similar
                                        instruments), Tax Counsel is unable to
                                        render an opinion as to their proper
                                        characterization for U.S. federal
                                        income tax purposes. As a result,
                                        significant aspects of the U.S. federal
                                        income tax consequences of an
                                        investment in the PLUS are not certain,
                                        and no assurance can be given that the
                                        IRS or the courts will agree with the
                                        characterization and tax treatment
                                        described herein. Accordingly, you are
                                        urged to consult your tax advisor
                                        regarding the U.S. federal income tax
                                        consequences of an investment in the
                                        PLUS (including possible alternative
                                        characterizations of the PLUS) and
                                        regarding any tax consequences arising
                                        under the laws of any state, local or
                                        foreign taxing jurisdiction. Unless
                                        otherwise stated, the following
                                        discussion is based on the
                                        characterization described above.

                                        U.S. Holders

                                        As used herein, the term "U.S. Holder"
                                        means a beneficial owner of PLUS that
                                        for U.S. federal income tax purposes
                                        is:

                                        o    a citizen or resident of the
                                             United States;
                                        o    a corporation, or other entity
                                             taxable as a corporation, created
                                             or organized under the laws of the
                                             United States or any political
                                             subdivision thereof; or
                                        o    an estate or trust the income of
                                             which is subject to United States
                                             federal income taxation regardless
                                             of its source.

                                        Tax Treatment of the PLUS

                                        Tax basis. A U.S. Holder's tax basis in
                                        the PLUS will equal the amount paid by
                                        the U.S. Holder to acquire the PLUS.

                                        Settlement of the PLUS at maturity.
                                        Upon receipt of cash at maturity, a
                                        U.S. Holder generally will recognize
                                        long-term capital gain or loss equal to
                                        the difference between the amount of
                                        cash received and the U.S. Holder's
                                        basis in the PLUS.

                                        Sale or exchange of the PLUS. Upon a
                                        sale or exchange of the PLUS prior to
                                        their maturity, a U.S. Holder will
                                        generally recognize capital gain or
                                        loss equal to the difference between
                                        the amount realized on the sale or
                                        exchange and the U.S. Holder's basis in
                                        the PLUS sold or exchanged. This gain
                                        or loss will generally be long-term
                                        capital gain or loss if the U.S. Holder
                                        held the PLUS for more than one year at
                                        the time of disposition.

                                        Possible Alternative Tax Treatments of
                                        an Investment in the PLUS

                                        Due to the absence of authorities that
                                        directly address the proper tax
                                        treatment of the PLUS, no assurance can
                                        be given that the IRS will accept, or
                                        that a court will uphold, the
                                        characterization and treatment
                                        described above. In particular, the IRS
                                        could seek to analyze the U.S. federal
                                        income tax consequences of owning PLUS
                                        under Treasury regulations governing
                                        contingent payment debt instruments
                                        (the "Contingent Payment Regulations").

                                        If the IRS were successful in asserting
                                        that the Contingent Payment Regulations
                                        applied to the PLUS, the timing and
                                        character of income thereon would be
                                        significantly affected. Among other
                                        things, a U.S. Holder would be required
                                        to accrue original issue discount on
                                        the PLUS every year at a "comparable
                                        yield" determined at the time of their
                                        issuance. Furthermore, any gain
                                        realized by a U.S. Holder at maturity,
                                        upon early retirement of the PLUS
                                        pursuant to our call right, or upon a
                                        sale or other disposition of the PLUS
                                        would generally be treated as ordinary
                                        income, and any loss realized at
                                        maturity would be treated as ordinary
                                        loss to the extent of the U.S. Holder's
                                        prior accruals of original issue
                                        discount, and as capital loss
                                        thereafter.

                                        Even if the Contingent Payment
                                        Regulations do not apply to the PLUS,
                                        other alternative federal income tax
                                        characterizations of the PLUS are
                                        possible which, if applied, could also
                                        affect the timing and the character of
                                        the income or loss with respect to the
                                        PLUS. It is possible, for example, that
                                        a PLUS could be treated as a unit
                                        consisting of a loan and a forward
                                        contract, in which case a U.S. Holder
                                        would be required to accrue interest
                                        income or original issue discount on a
                                        current basis. Accordingly, prospective
                                        investors are urged to consult their
                                        tax advisors regarding all aspects of
                                        the U.S. federal income tax
                                        consequences of an investment in the
                                        PLUS.

                                        Backup Withholding and Information
                                        Reporting

                                        A U.S. Holder of the PLUS may be
                                        subject to information reporting and to
                                        backup withholding in respect of
                                        amounts paid to the U.S. Holder, unless
                                        the U.S. Holder provides proof of an
                                        applicable exemption or a correct
                                        taxpayer identification number, and
                                        otherwise complies with applicable
                                        requirements of the backup withholding
                                        rules. The amounts withheld under the
                                        backup withholding rules are not an
                                        additional tax and may be refunded, or
                                        credited against the U.S. Holder's U.S.
                                        federal income tax liability, provided
                                        the required information is furnished
                                        to the IRS.

                                        Non-U.S. Holders

                                        The discussion under this heading
                                        applies to you only if you are a
                                        "Non-U.S. Holder." This discussion does
                                        not describe all of the U.S. federal
                                        income tax consequences that may be
                                        relevant to an investor in light of its
                                        particular circumstances or to
                                        investors that are subject to special
                                        rules, such as Non-U.S. Holders, as
                                        defined below, that are owned or
                                        controlled by persons subject to U.S.
                                        federal income tax or for whom income
                                        or gain in respect of the PLUS are
                                        effectively connected with a trade or
                                        business in the United States.

                                        A Non-U.S. Holder is a beneficial owner
                                        of PLUS that for U.S. federal income
                                        tax purposes is:

                                        o    a nonresident alien individual;
                                        o    a foreign corporation; or
                                        o    a foreign trust or estate.

                                        A Non-U.S. Holder of the PLUS will not
                                        be subject to U.S. federal income or
                                        withholding tax in respect of amounts
                                        paid to the Non-U.S. Holder, except
                                        that gain from the sale or exchange of
                                        the PLUS or their settlement at
                                        maturity may be subject to U.S. federal
                                        income tax if such Non-U.S. Holder is a
                                        non-resident alien individual and is
                                        present in the United States for 183
                                        days or more during the taxable year of
                                        the sale or exchange (or settlement at
                                        maturity) and certain other conditions
                                        are satisfied.

                                        Information returns may be filed with
                                        the U.S. Internal Revenue Service (the
                                        "IRS") in connection with the payment
                                        on the PLUS at maturity as well as in
                                        connection with the proceeds from a
                                        sale, exchange or other disposition. A
                                        Non-U.S. Holder will be subject to
                                        backup withholding in respect of
                                        amounts paid to the Non-U.S. Holder,
                                        unless such Non-U.S. Holder complies
                                        with certain certification procedures
                                        establishing that it is not a U.S.
                                        person for U.S. federal income tax
                                        purposes (e.g., by providing a
                                        completed IRS Form W-8BEN certifying,
                                        under penalties of perjury, that such
                                        Non-U.S. Holder is not a U.S. person)
                                        or otherwise establishes an exemption.
                                        The amount of any backup withholding
                                        from a payment to a Non-U.S. Holder
                                        will be allowed as a credit against the
                                        Non-U.S. Holder's U.S. federal income
                                        tax liability and may entitle the
                                        Non-U.S. Holder to a refund, provided
                                        that the required information is
                                        furnished to the IRS.